Exhibit 10.44

SUBLEASE

THIS SUBLEASE (this “Sublease”), dated for reference purposes only as of November 30, 2018 (the “Execution Date”), is made by and between ACELRX PHARMACEUTICALS, INC., a Delaware corporation (“Sublandlord”), and GENOMIC HEALTH, INC., a Delaware corporation (“Subtenant”).

RECITALS

Whereas, Sublandlord and Metropolitan Life Insurance Company, a New York corporation (“Master Landlord”), are parties to that certain Lease dated as of December 21, 2011 (“Original Lease”), as amended by that certain First Amendment to Lease dated May 2, 2014, and that certain Second Amendment to Lease dated June 14, 2017 (“Second Amendment”) (collectively, the “Master Lease”), pursuant to which Master Landlord leases to Sublandlord 25,893 square feet of Rentable Area (the “Master Premises”) located in the building commonly known as 301-351 Galveston Drive, Redwood City, CA (the “Building”). The parties acknowledge that a copy of the Master Lease has been delivered by Sublandlord to Subtenant.

Whereas, the parties hereto desire that, subject to the terms and conditions of this Sublease, Sublandlord sublet to Subtenant and Subtenant sublet from Sublandlord that certain portion of the Master Premises comprising approximately 12,106 rentable square feet, as depicted in Exhibit A attached hereto (the “Subleased Premises”).

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Sublease; Parking. Sublandlord does hereby sublet to Subtenant and Subtenant does hereby sublet from Sublandlord, the Subleased Premises, subject to the terms and conditions of this Sublease, together with the non-exclusive use of the Common Areas (as defined in the Master Lease) to the extent of Sublandlord’s right to use the same pursuant to the Master Lease. Subtenant shall have the right to use twenty-one (21) parking spaces pursuant to Section 2.06(c) of the Master Lease.

2.          Term.

(a)     Master Landlord’s Consent. Sublandlord and Subtenant expressly acknowledge and agree that this Sublease is subject to Master Landlord’s prior written consent, on a form to be provided by Master Landlord that is reasonably acceptable to Sublandlord and Subtenant (“Master Landlord’s Consent”), and Sublandlord shall use commercially reasonable efforts to ensure that the Master Landlord Consent includes the following provisions: (i) Master Landlord waives its right to recapture the Subleased Premises in connection with Sublandlord’s desire to sublet the Subleased Premises to Subtenant, (ii) Master Landlord agrees to make a portion of the Allowance referred to in Paragraph 4 of Exhibit A attached to the Second Amendment (which portion shall be in the amount of $242,120.00) available to Subtenant to pay or reimburse Subtenant for costs that Subtenant intends to incur in connection with the design, permitting and construction or installation of certain tenant improvements that Subtenant desires to undertake, or cause to be undertaken, in connection with the Subleased Premises, which portion of such Allowance shall be made available to Subtenant in accordance with the terms and conditions set forth in Paragraphs 3 through 7 of Exhibit A attached to the Second Amendment, except that Master Landlord shall have consented that the January 31, 2019 date referred to in the last sentence of Paragraph 4 of Exhibit A attached to the Second Amendment shall be extended to June 30, 2020, (iii) Subtenant shall have the right to occupy and use the Subleased Premises during the term of this Sublease for biotechnical and pharmaceutical research and development, assembly, biotechnical or pharmaceutical manufacturing, and warehousing, and any other uses permitted under the Master Lease, (iv) in connection with the conduct of Subtenant’s business operations in the Premises, Subtenant shall have the right, without payment by Subtenant of any processing fee or fees and expenses of any consultants retained by Master Landlord in connection with review of Exhibit D attached hereto, to use and store in, and transport to and from, the Subleased Premises, the types and amounts of Hazardous Material as specified on Exhibit D attached hereto, and (v) Subtenant may remove from the Subleased Premises any specialized tenant improvements installed by and paid for by Subtenant so long as Subtenant repairs any damage resulting from such removal. Sublandlord shall use commercially reasonable and diligent efforts to obtain Master Landlord’s Consent, and Subtenant agrees to cooperate in all reasonable respects in connection therewith. In the event that Master Landlord’s Consent (with the provisions substantially similar to the clauses (i) through (v) above included in such Master Landlord’s Consent unless waived in writing by Subtenant) is not obtained within forty-five (45) days following the submittal of this Sublease by Sublandlord to Master Landlord, Sublandlord and Subtenant shall have the right to terminate this Sublease by providing written notice thereof to the other party unless Master Landlord’s consent is obtained prior to the giving of any such notice, in which event such notice shall be of no force or effect. In the event such written notice of termination is given following the lapse of such forty-five (45) day period and prior to Master Landlord’s Consent being obtained, this Sublease shall be deemed null and void, and neither Sublandlord nor Subtenant shall have any liability or obligations to the other hereunder (excepting those provisions of this Sublease that are deemed to survive the expiration or earlier termination hereof and except that Sublandlord shall immediately return to Subtenant any prepaid Rent and Security Deposit paid or delivered to Sublandlord by Subtenant).

(b)     Sublease Term. This Sublease shall be for a term (the “Sublease Term”) commencing on the date that is forty-five (45) days following Sublandlord’s and Subtenant’s receipt of the fully-executed Master Landlord’s Consent (the “Start Date”), and ending on January 31, 2024 (the “End Date”), unless terminated earlier in accordance with the terms of this Sublease. Upon Sublandlord’s delivery of the Subleased Premises to Subtenant, Sublandlord and Subtenant shall complete and execute the Delivery Agreement attached hereto as Exhibit B, confirming the Start Date and the End Date.

(c)     Early Access. Subtenant shall have reasonable early access to the Subleased Premises beginning on the date a fully executed Master Landlord Consent has been received (the “Early Access Date”) until the Start Date for the purpose of installing its cabling, telephone equipment, furniture, fixtures and improvements approved by Master Landlord in accordance with the Master Lease and approved by Sublandlord is accordance with the terms of this Sublease; provided that the Start Date shall occur as provided in Section 2(b) above.. Subtenant’s early access shall be subject to all the terms and conditions of this Sublease, including, without limitation, all insurance and maintenance obligations, except for the obligation to pay Rent; provided, however, Subtenant shall pay for charges for gas, electricity, sewer, heat, light, power, telephone, trash pick-up and all other utilities provided to the Subleased Premises in accordance with the Master Lease during the early access period prior to the Start Date, within thirty (30) days of demand by Sublandlord, which demand shall include a copy of the relevant utility bill or equivalent information.

3.          Condition. Sublandlord represents and warrants that (a) the existing heating, ventilating and air conditioning system (“HVAC”), electrical and mechanical systems and plumbing in or serving the Subleased Premises (and not those of the Building) shall be in good operating condition on the Start Date, (b) to Sublandlord’s knowledge, Subleased Premises are free of Hazardous Materials, and (c) as of the Start Date, the Subleased Premises shall be vacant and available for occupancy by Subtenant, and no other party shall have any right to occupy the Subleased Premises. If a non-compliance with any warranty set forth above exists as of the Start Date or if one of the above stated building systems or elements thereof, or any of them, should malfunction, fail or require repair, and Subtenant notifies Sublandlord in writing of such malfunction, failure or need for repair within ninety (90) days following the Start Date (provided that such non-compliance, malfunction or need for repair is not caused by the negligence or willful misconduct of Subtenant and/or any of Subtenant’s affiliates, partners, employees, agents or invitees, or breach of this Sublease by Subtenant), Sublandlord shall, at Sublandlord’s sole cost and expense, promptly after receipt of written notice from Subtenant setting forth with specificity the nature and extent of such non-compliance, malfunction, failure or need for repair, rectify the same, or, if responsibility for a particular item is the responsibility of the Master Landlord, Sublandlord shall use commercially reasonable efforts to cause Master Landlord to rectify the same, at no cost or charge to Subtenant. Except for the foregoing, Sublandlord shall deliver the Subleased Premises in “as is, where is” condition.

4.          FF&E. During the Term of this Sublease, Sublandlord grants to Subtenant, free of charge and at no extra rental, the right to use all office furniture, cubicles and other related furniture, fixtures and equipment owned by Sublandlord and listed in Exhibit C (the “FF&E”), conditioned upon (a) Subtenant’s agreement that Sublandlord has not made and does not make any express or implied warranty or representation with respect to the merchantability thereof or its fitness for any particular purpose; the design or condition thereof; the quality or capacity thereof; workmanship or compliance thereof with the requirements of any Law, rule, specification or contract pertaining thereto; patent infringement or latent defects, and (b) Subtenant’s acceptance thereof on an “as is, where is” basis. Subtenant shall be responsible for the repair and maintenance of the FF&E, in as good a condition as when received (normal wear and tear and damage by fire or other casualty excepted) throughout the Sublease Term. Sublandlord hereby grants to Subtenant an option to purchase the FF&E for $1.00 at the end of the Term of this Sublease by providing written notice to Sublandlord at least ten (10) business days prior to the expiration of the Sublease Term. If Subtenant exercises its option to purchase the FF&E in a timely manner, then Sublandlord shall transfer title to the FF&E to Subtenant, without representation or warranty, effective as of the End Date, and Subtenant shall be responsible for the costs and expenses of removing the FF&E. If Subtenant does not elect to purchase the FF&E, then Subtenant shall leave the FF&E in the Subleased Premises at the expiration of the Sublease Term in the condition required under this Sublease (except that, if Subtenant does not elect to purchase the FF&E, Sublandlord shall have the right to remove the FF&E from the Subleased Premises during the ten (10) business day period prior to the expiration of the Sublease Term). The preceding to the contrary notwithstanding, Subtenant hereby discloses to Sublandlord that some of the FF&E is at the end of its useful life and has no value to Subtenant. Sublandlord hereby agrees that Subtenant shall have the right, but not the obligation, at Subtenant’s sole cost and expense, at any time during the Sublease Term, to remove and dispose of any or all of the FF&E identified on Exhibit C attached hereto as Subtenant shall elect in its sole discretion and, in such event, Subtenant shall have no obligation to replace such items of FF&E so removed from the Subleased Premises nor shall Subtenant have any obligation to compensate Sublandlord monetarily or otherwise for such items so removed and disposed.

5.          Security Deposit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall provide to Sublandlord a cash Security Deposit (“Security Deposit”) in the amount of Fifty Two Thousand Five Hundred Forty and 4/100 U.S. Dollars ($52,540.04), but in no event shall Subtenant enter the Subleased Premises until the Security Deposit has been delivered. If Subtenant fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sublease, in each case beyond the applicable notice and cure period, Sublandlord may (but shall not be obligated to) use, apply or retain all or any portion of the Security Deposit for payment of any sum for which Subtenant is obligated or which will compensate Sublandlord for any costs, loss or damage which Sublandlord may suffer thereby. Any draw or partial draw of the Security Deposit shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) business days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant’s failure to do so shall be a default of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest thereon. The Security Deposit or any remaining balance thereof shall be returned to Subtenant, or, at Sublandlord’s discretion, Subtenant’s last assignee, if applicable, within forty-five (45) days after the expiration of the Sublease Term and Subtenant’s vacation and surrender of the Subleased Premises in the condition required by the terms of this Sublease. Subtenant hereby waives the provisions of California Civil Code Section 1950.7, other than Paragraph 1950.7(b), and 1951.7 and agrees that the Security Deposit shall be governed by the provisions of this Sublease.

6.          Rent.

(a)     Base Rent. Subtenant shall pay to Sublandlord monthly base rent (the “Base Rent”) for the Subleased Premises as follows:

Term	SF	Monthly Base Rent
Start Date-1/31/19*	12,106	$46,608
2/1/19-1/31/20*	12,106	$48,061
2/1/20-1/31/21	12,106	$49,513
2/1/21-1/31/22	12,106	$50,966
2/1/22-1/31/23	12,106	$52,540
2/1/23-1/31/24	12,106	$54,114

* Anything herein to the contrary notwithstanding, Base Rent and Additional Rent shall be abated for the period commencing on the Early Access Date and expiring on the Start Date; provided, however, Subtenant shall pay for charges for gas, electricity, sewer, heat, light, power, telephone, trash pick-up and all other utilities provided to the Subleased Premises in accordance with the Master Lease during the early access period prior to the Start Date, within thirty (30) days of demand by Sublandlord, which demand shall include a copy of the relevant utility bill or equivalent information.

Base Rent for the first full month in which Base Rent is due shall be paid on or before the date that is ten (10) days following the Early Access Date. On the first day of each month during the Sublease Term, Base Rent shall be due and payable, in advance, at the address specified for Sublandlord below, or at such other place as Sublandlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever. If the date upon which Subtenant’s obligation to pay Base Rent commences, or End Date occurs on a day other than the first or last day, respectively, of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month.

(b)     Additional Rent; Subtenant’s Share; Operating Expenses. During the Sublease Term, if Sublandlord shall be charged for additional rent or other sums pursuant to any of the provisions of this Sublease and/or the Master Lease, Subtenant shall pay, as “Additional Rent,” 46.75% (“Subtenant’s Share”) of Sublandlord’s share of Operating Expenses (as defined in Section 1.03 of the Original Lease) and taxes payable pursuant to Sections 4.01 and 4.05, respectively, of the Original Lease; provided, however, that Subtenant shall be entitled to a proportional share of any refund of such sums, if any, received by Sublandlord from Master Landlord in accordance with the Master Lease. Sublandlord shall deliver to Subtenant, a copy of Landlord’s Statement (as defined in Section 4.03 of the Original Lease) promptly following Sublandlord’s receipt thereof. If Subtenant shall procure any additional services from Master Landlord, or if additional rent or other sums are incurred for Subtenant’s sole benefit, Subtenant shall promptly make such payment to Sublandlord or Master Landlord, as Sublandlord shall direct, and such charges shall not be prorated between Sublandlord and Subtenant. Any other rent or other sums payable by Subtenant under this Sublease shall constitute and be due as Additional Rent. All Additional Rent that is payable to Sublandlord shall be paid at the time and place that Base Rent is paid, except as otherwise provided in this Sublease. Sublandlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent, Additional Rent and any other sums due hereunder from Subtenant are sometimes referred to in this Sublease as “Rent”.

(i)     Notwithstanding the foregoing or anything else to the contrary in the Master Lease or this Sublease, as between Sublandlord and Subtenant, the following shall be excluded from Operating Expenses for purposes of determining Subtenant’s Share of Operating Expenses under this Sublease: (x) costs due to, or arising out of, the negligence or willful misconduct of Sublandlord or any of its agents, employees, affiliates, contractors, licensees, other sublessees or other representatives, (y) costs due to, or arising out of, any breach of the Master Lease by Sublandlord that is not caused or contributed to by Subtenant and (z) costs due to, or arising out of, any special services exclusively provided to Sublandlord in the Remaining Premises, or any special use or requirements of Sublandlord that solely benefits Sublandlord in the Remaining Premises.

(c)     Late Charge; Interest. Subtenant acknowledges that Subtenant’s late payment of Rent will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of such costs being difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Sublandlord. Accordingly, if Subtenant fails to pay any Rent within three (3) days of the date when due, Subtenant shall pay a late charge and interest thereon equal to 5% of the delinquent installment of Rent. Sublandlord and Subtenant agree that this late charge represents a fair and reasonable estimate of the costs that Sublandlord will incur due to Subtenant’s late payment of Rent. Sublandlord’s acceptance of a late charge will not constitute a waiver of Subtenant’s default with respect to the delinquent amount or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord under this Sublease or under applicable law. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction of past due Rent. Subtenant’s covenant to pay Rent is independent of every other covenant in this Sublease.

7.          Master Lease. Subtenant covenants that it will occupy the Subleased Premises in accordance with all of the terms and conditions of the Master Lease as they apply to the Subleased Premises, and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, (a) Subtenant’s breach or default in the performance of any terms, conditions, covenant or agreement of the Master Lease applicable to the Subleased Premises or this Sublease, (b) Subtenant’s occupancy of the Subleased Premises, the undertaking of any alterations, additions or improvements or repairs by Subtenant to the Subleased Premises or the conduct of Subtenant’s business on the Subleased Premises (including, without limitation, any use of Hazardous Materials by Subtenant or any person claiming by, through or under Subtenant, or any of the contractors, agents, servants, employees, licensees or invitees of Subtenant), and (c) any negligence or willful act of Subtenant or of any person claiming by, through or under Subtenant, or of the contractors, agents, servants, employees, licensees or invitees of Subtenant or any such person, in, on or about the Subleased Premises. Sublandlord covenants that it will maintain the Master Lease during the entire Sublease Term, subject, however, to any earlier termination of the Master Lease not caused by the fault of Sublandlord under the Master Lease, and to comply with or perform or cause to be performed Sublandlord’s obligations under the Master Lease to the extent not the responsibility of Subtenant hereunder. Sublandlord shall not agree to, or take any actions giving rise to, any amendment, modification or termination of the Master Lease, that materially increases the financial obligation of Subtenant under this Sublease or otherwise materially and adversely impacts the rights of Subtenant hereunder or Subtenant’s use of the Subleased Premises (except Sublandlord may exercise its express termination rights in accordance with the terms of the Master Lease but shall not otherwise voluntarily terminate the Master Lease and/or surrender possession of the Subleased Premises to Master Landlord prior to the expiration of the Sublease Term). With respect to any obligation of Subtenant to be performed under this Sublease, unless otherwise expressly stated in this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days after notice or other time condition to perform its corresponding obligation under the Master Lease (excluding the payment of Rent), Subtenant shall have two (2) fewer business days to perform the obligation, including, without limitation, curing any defaults. Any default notice or other notice of any obligations (including any billing or invoice for any Rent or any other expense or charge due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.

(a)     Limitations on Obligations of Sublandlord. Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease. Moreover, Sublandlord shall not be obligated:

(i)     to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide;

(ii)     to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make; or

(iii)     to comply with any Laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply; and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord; provided Sublandlord agrees to use commercially reasonable and diligent efforts to enforce Master Landlord’s obligations under the Master Lease on Subtenant’s behalf. If, after Sublandlord’s commercially reasonable and diligent efforts to cause Master Landlord’s performance (as described above), Master Landlord shall remain in breach or default under the Master Lease in any of its obligations to Sublandlord (beyond any applicable notice and cure period), Sublandlord may, upon Subtenant’s written request, but shall not be obligated to, elect to (x) take action for the enforcement of Sublandlord’s rights against Master Landlord with respect to such breach or default at Subtenant’s sole cost and expense (except that to the extent Master Landlord’s breach or default is applicable not only to the Subleased Premises but also any portion of the Remaining Premises, then Subtenant shall only be obligated to pay or reimburse to Sublandlord such enforcement costs applicable to the Subleased Premises only), or (y) cure any such breach or default to the extent permitted pursuant to the provisions of the Master Lease at Subtenant’s sole cost and expense (except that to the extent Master Landlord’s breach or default is applicable to not only the Subleased Premises but also any portion of the balance of the Master Premises, then Subtenant shall only be obligated to pay or reimburse to Sublandlord such cure costs applicable to the Subleased Premises only). If Sublandlord does not elect to commence to take the action in clause (x) or (y) above within ten (10) business days after Sublandlord’s receipt of written notice from Subtenant asserting such breach or default by Master Landlord, to the extent not prohibited or precluded under the Master Lease, Sublandlord shall assign the enforcement right to Subtenant with respect to such breach or default by Master Landlord, Subtenant shall have the right to take enforcement action against Master Landlord in its own name and, solely for that purpose, and only to such extent, all of the rights of Sublandlord to enforce any such obligations of Master Landlord under the Master Lease are hereby conferred upon and are conditionally assigned to Subtenant and Subtenant is hereby subrogated to such rights to enforce such obligations (including the benefit of any recovery or relief). Notwithstanding the provisions of the immediately preceding sentence, in no event shall Subtenant be entitled to take such action in its own name if such action would constitute a breach or default under the Master Lease. If Subtenant takes such enforcement action against Master Landlord as provided above, then Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all loss, cost, liability, claims, damages and expenses (including, without limitation, reasonable attorneys' fees), penalties and fines incurred in connection with or arising from the taking of any such action. Subtenant’s obligations under the immediately preceding sentence shall survive the expiration or earlier termination of this Sublease.

(b)     Right to Receive Services From Master Landlord; Abatement. Sublandlord grants to Subtenant the right to receive all of the services and benefits with respect to the Subleased Premises that are to be provided by Master Landlord under the Master Lease. To the extent that rent is abated under the Master Lease with respect to any portion of the Subleased Premises, Subtenant shall be entitled to an abatement of rent under this Sublease, in proportion to the degree to which Subtenant’s use is impaired by the occurrence which led to the abatement of rent under the Master Lease.

(c)     Sublandlord’s Right to Perform. If (i) Subtenant shall fail to perform any of its obligations hereunder and such failure shall continue beyond any cure period provided for herein, or (ii) Master Landlord shall give any notice of failure or default under the Master Lease arising out of any failure by Subtenant to perform any of its obligations hereunder beyond any cure period provided for herein then, in either case, Sublandlord shall have the right (but not the obligation), to perform or endeavor to perform such obligation, at Subtenant’s expense, and Subtenant shall, within thirty (30) days of Sublandlord’s written demand, reimburse Sublandlord for all costs and expenses incurred by Sublandlord in doing so as Rent.

(d)     Subordination of Sublease. This Sublease is subject and subordinate to the Master Lease in all respects. If the Master Lease is terminated for any reason whatsoever, then this Sublease shall automatically terminate as if it expired by its terms (unless assumed by Master Landlord) and in such event neither Sublandlord nor Master Landlord shall have any liability whatsoever to Subtenant as a result of such termination, except that Sublandlord shall be liable to Subtenant for any such termination arising as a result of Sublandlord’s default under the Master Lease. Under no circumstance shall Sublandlord be obligated to, or be responsible or liable in any way for, Master Landlord’s failure to, (a) perform any acts required to be completed by Master Landlord under the Master Lease, (b) supply any item, including, but not limited to, any utility or service to the Subleased Premises required to be supplied by Master Landlord under the Master Lease, or (c) complete any work or maintenance in the Subleased Premises, the Building or the Master Premises required to be completed by Master Landlord under the Master Lease; and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle Subtenant to any abatement of Rent.

(e)     Incorporation of Terms; Definitions. Except as otherwise expressly set forth in this Sublease, Subtenant hereby assumes and agrees to perform each and every obligation of Sublandlord under the Master Lease with respect to the Subleased Premises. Notwithstanding the foregoing, (i) to the extent of any inconsistencies between the express terms of this Sublease and the terms of the Master Lease incorporated herein by reference, the express terms of this Sublease shall control, and (ii) Subtenant shall have no renewal or extension rights set forth in the Master Lease. Any capitalized term used but not defined in this Sublease shall have the meaning assigned in the Master Lease. In each instance where a provision of the Master Lease is incorporated herein, except as otherwise expressly stated:

(i)     all references in the incorporated provisions to words “this Lease”, shall mean “this Sublease”;

(ii)     all references in the incorporated provisions to words “Premises” shall mean “Subleased Premises” and, for the avoidance of doubt, the Subleased Premises is a part of “Building”, “Phase”, “Project”, “Real Property” or “Property” as those terms are used in the Master Lease;

(iii)     all references in the incorporated provisions to word “Landlord”, shall mean “Sublandlord”; and

(iv)     all references in the incorporated provisions to word “Tenant”, shall mean “Subtenant”.

The following provisions of the Master Lease expressly are not incorporated into the terms of this Sublease: (a) the following provisions of the Original Lease: Section 1.01 to the extent inconsistent with the provisions of this Sublease, including, without limitation, the provisions of subsections (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16), (17), (18) and (19) thereof; Article Five; 27.08, Exhibit B; Exhibit D; Exhibit E; Exhibit F; Rider 1 (Commencement Date Agreement); Sections 2, 3 and 5 of Rider 2; (b) the provisions of the First Amendment (excepting therefrom the leasing of the Expansion Space); and (c) and the provisions of the Second Amendment (excepting therefrom the provisions of Sections 9, 11, 12, 13 (subject to the provisions of Section 27 below), 14, 16, 17, 18 and 19). For avoidance of doubt, the parties hereto agree that the Workletter Agreement attached as Exhibit A to the Second Amendment is incorporated by reference into this Sublease, as amended by the provisions of Section 2(a) and 21of this Sublease).

8.          Utilities.

(a)     Utility Cost. If the Subleased Premises are not separately metered for a given Utility (as defined below), and to the extent the charge for such Utility is not already included as an “Operating Expense”, within thirty (30) days of written demand by Sublandlord, Subtenant shall pay each month, as Additional Rent, Subtenant’s Share of the cost of such utility.

(b)     Allocation Based on Excess Consumption. If Subtenant consumes gas, electricity, sewer, trash pick-up, heat, light, power or telephone services or any other utilities provided to the Subleased Premises under the Master Lease (individually, a “Utility”, and collectively, “Utilities”) in the Subleased Premises and is not paying for such Utilities directly to the provider, in the event that Sublandlord has reason to believe Subtenant’s payment for Utilities based on Subtenant’s Share is inequitable because Subtenant is consuming more than Subtenant’s Share of Utilities, then Sublandlord shall, at Sublandlord’s sole cost (except as expressly provided in the immediately following sentence), engage a competent and experienced licensed contractor to perform a measurement of Utilities consumption by all occupants of the Building. If such measurement reflects that Subtenant is consuming more than Subtenant’s Share of Utilities, Subtenant shall reimburse Sublandlord, within thirty (30) days following Subtenant’s receipt of an invoice therefor and supporting documentation evidencing the cost incurred by Sublandlord, for the entire cost of such measurement and the cost of such excess consumption, and Sublandlord shall modify the amount of the Utilities billed to Subtenant to allocate such charges on a commercially reasonable basis other than the application of the Subtenant’s Share, taking into account the results of such measurement.

If Sublandlord or its successor, assign or sublessee consumes any Utilities in that portion of the Master Premises that does not include the Subleased Premises (referred to herein as the “Remaining Premises”) and is not paying for such Utilities directly to the provider, then, in the event that Subtenant has reason to believe Subtenant’s payment for Utilities based on Subtenant’s Share is inequitable because Sublandlord (and/or its successor, assign or other sublessees) is consuming more Utilities than Sublandlord’s share (approx. 53.25%), then Subtenant shall have the right, not more often than one (1) time per calendar year, to engage a competent and experienced licensed contractor to perform a measurement of Utilities consumption by all occupants of the Master Premises at Subtenant’s sole cost and expense. If such measurement reflects that Sublandlord (and/or its successors, assigns and/or other sublessees) is consuming more than Sublandlord’s Share of Utilities, Sublandlord shall reimburse Subtenant, within thirty (30) days following Sublandlord’s receipt of an invoice therefor and supporting documentation evidencing the cost incurred by Subtenant, for the entire cost of such measurement, and Sublandlord shall be responsible and liable for such excess Utilities consumption.

In addition to Subtenant’s rights under the immediately preceding paragraph, Subtenant also shall have the right, at its sole cost, subject to Master Landlord’s consent if required, to install an Emon-Demon meter to measure Subtenant’s actual electrical consumption in the Subleased Premises. The readings of such E-mon D-Mon meter or similar Subtenant installed electrical meter then shall be used to determine the actual electrical usage by Subtenant in the Subleased Premises and shall be binding on Subtenant and Sublandlord for purposes of determining whether Subtenant is using more than Subtenant’s Share of electricity consumed in the Master Premises. To the extent required to be removed by Master Landlord, Subtenant shall, at its sole cost, remove such meter and restore any damage caused by such removal upon surrender of the Subleased Premises.

(c)     Failure or Interruption of Utility or Service. The provisions of Section 6.04 of the Original Lease are incorporated herein by reference, provided that “Landlord” shall refer to Master Landlord only, and Subtenant shall receive its proportionate share of rent abatement applicable to the Subleased Premises only to the extent Sublandlord receives the same from Master Landlord.

9.          Compliance with Laws; Use. The Subleased Premises shall be used only for such legal uses as are permitted under the Master Lease and permitted under the Master Landlord’s Consent, and, if required by applicable Laws, approved by any governmental entity having jurisdiction over the Subleased Premises. Subtenant and its employees, agents, contractors and invitees (the “Subtenant Controlled Parties”) shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, including, without limitation, all applicable federal, state and local Laws or regulations governing protection of, or damage to the environment, or the treatment, storage or disposal of hazardous substances (collectively referred to as “Laws”), regarding the operation of Subtenant’s business and Subtenant’s particular use of the Subleased Premises, to the same extent as if Subtenant were the Tenant under the Master Lease. In addition to the foregoing, Subtenant shall comply with (i) the terms of Article 7 of the Original Lease, which is incorporated herein by this reference, and (ii) any other rules and regulations of the Master Premises adopted by Master Landlord from time to time.

10.          Hazardous Material.

(a)     Subtenant shall obtain the prior consent of both Master Landlord and Sublandlord in connection with any use, generation, manufacture, production, storage, handling, release, discharge or disposal of any Hazardous Material (as defined in the Master Lease) on, under or about the Subleased Premises. To the extent that Sections 7.02 and 7.03 of the Original Lease grant to Master Landlord any rights of entry, inspection, review, approval, or rights, Sublandlord shall have the same rights under this Sublease.

(b)     Subtenant shall not be liable or responsible for the clean-up, remediation, monitoring or removal of (i) any Hazardous Materials existing on, in or under the Subleased Premises (or Master Premises) prior to Subtenant’s access to the Subleased Premises, or (ii) any Hazardous Materials existing on, in or under the Subleased Premises (or Master Premises) or any other part of the Property caused, generated, released, spilled, transported or used by Sublandlord or any of its agents, employees, affiliates, contractors, consultants, licensees, other sublessees or other representatives. Subtenant shall only be liable or responsible for the clean-up, remediation, monitoring or removal of any Hazardous Materials existing on, in or under the Subleased Premises (or Master Premises) or any other part of the Property caused, generated, released, spilled, transported or used by Subtenant or any of its agents, employees, affiliates, contractors, consultants, licensees, sub-sublessees or other representatives.

11.          Maintenance. Notwithstanding anything to the contrary contained in this Sublease, in no event shall Sublandlord be obligated to undertake any maintenance and repair obligations that are otherwise the responsibility of Master Landlord under the Master Lease. Except as such maintenance and repairs are the responsibility of Master Landlord pursuant to the terms of the Master Lease, and subject to the provisions of Section 3 above, Subtenant shall, at its sole cost, keep and maintain in good condition and repair the Subleased Premises to the same extent that Sublandlord is obligated as Tenant under Section 8.02 the Original Lease, which is incorporated herein by reference.

12.          Alterations and Improvements. Any alterations, additions or improvements to the Subleased Premises by or for Subtenant (collectively referred to as “Alterations”) shall require the prior written consent of both Sublandlord and Master Landlord, to the extent required under Article 9 of the Original Lease, as incorporated herein, and be made in accordance with Article 9 of the Original Lease. Sublandlord may condition its consent upon Subtenant’s agreeing to pay all Sublandlord’s and Master Landlord’s costs and expenses incurred in connection with approving such Alterations. Subtenant shall be solely responsible for (a) the planning, construction and completion of any Alterations by or on behalf of Subtenant and (b) removal of such Alterations and restoration of the Subleased Premises at the end of the Sublease Term as required under the Master Lease at Subtenant’s sole cost and expense. Notwithstanding the foregoing, subject to Master Landlord’s consent, Subtenant may remove from the Subleased Premises any specialized tenant improvements installed by and paid for by Subtenant so long as Subtenant repairs any damage resulting from such removal. Subtenant shall not be required to remove or restore any alterations, additions or other improvements installed by or on behalf of Sublandlord.

13.          No Assignment or Subletting Without Consent. Subject to Section 10.01(e) of the Original Lease, Subtenant shall not assign, sublease, transfer or encumber any interest in this Sublease or allow any third party to use any portion of the Subleased Premises (collectively or individually, a “Transfer”), without the prior written consent of Sublandlord and Master Landlord, which may be granted or withheld in accordance with Section 10.01 of the Original Lease; provided, it shall be deemed reasonable for Sublandlord to withhold it’s consent if Master Landlord has declined to grant the same. Any Transfer or attempted Transfer without the consent of Sublandlord and Master Landlord (which such consent is required pursuant to this Section 13) shall be a default by Subtenant and, in addition to any other rights and remedies, shall entitle Sublandlord to terminate this Sublease. To the extent that rent paid by such assignee or sub-sublessee of Subtenant is in excess of Rent paid by Subtenant hereunder (prorated in the event of any sub-sublease) after deduction of the costs and expenses permitted to be deducted under Section 10.03 of the Original Lease (“Bonus Subrent”), such Bonus Subrent shall be split between Sublandlord and Subtenant 50/50, to be paid and distributed to Sublandlord within five (5) days of actual receipt by Subtenant. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord may condition its consent to any request for consent to any Transfer upon Subtenant paying (i) all reasonable attorney’s fees charged by Master Landlord in connection with such request and (ii) for all reasonable attorneys’ fees incurred by Sublandlord in connection with such request. To the extent that Section 10.02 gives Master Landlord a recapture right in connection with any request for consent to assignment or subletting, Sublandlord shall have the same right to recapture, even if Master Landlord elects not to exercise its right to recapture.

14.          Defaults and Remedies. For the avoidance of doubt, the provisions of Article 11 of the Original Lease are hereby incorporated herein by this reference.

15.          Surrender. The provisions of Article 12 of the Original Lease are hereby incorporated herein by this reference; it being understood and agreed that Subtenant shall have no obligation to remove from the Subleased Premises any alterations, additions or improvements undertaken by or on behalf of Sublandlord, as Tenant.

16.          Holding Over. The provisions of Article 13 of the Original Lease are hereby incorporated herein by this reference.

17.          Insurance. Subtenant shall obtain and maintain all insurance required to be carried by Sublandlord, as Tenant, with respect to the Subleased Premises, under Article 16 of the Original Lease, and shall provide evidence of having done so to both Master Landlord and Sublandlord, at the times required by Article 16.

18.          Rules and Regulations. Article 18 of the Original Lease is hereby incorporated, except Sublandlord shall not impose any rules and regulations upon Subtenant beyond those that Master Landlord adopts or promulgates with respect to the Premises, the Building, the Phase and/or the Project.

19.          Intentionally Omitted.

20.          Limitation of Liability. Notwithstanding anything set forth herein, in no event shall any personal liability be asserted against Sublandlord’s or Subtenant’s officers, directors, employees, agents or contractors or to the property or assets of any of them. Under no circumstances shall Sublandlord’s or Subtenant’s officers, directors, employees, agents or contractors be liable for any injury or damage to, or interference with, Subtenant’s or Sublandlord’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. Subtenant agrees, on its behalf and on behalf of its successors and assigns, that Sublandlord’s liability in connection with this Sublease shall not exceed Five Million Dollars ($5,000,000.00) and shall not have recourse for any liability of Sublandlord under this Sublease against any of Sublandlord’s officers, directors or partners, and Subtenant shall not be entitled to any judgment against Sublandlord in excess of such Five Million Dollars ($5,000,000.00).

21.          Tenant Improvement Allowance. To the extent permitted by Master Landlord and subject to all the terms and conditions set forth in the Workletter Agreement attached to the Second Amendment (the “Workletter”), as modified herein, Sublandlord shall provide to Subtenant a tenant improvement allowance (“Allowance”) in the amount of Twenty Dollars ($20.00) per rentable square feet (12,106 sq. ft), and such Allowance shall be applied and disbursed in accordance with Section 6 of the Workletter. Notwithstanding anything to the contrary, as between Sublandlord and Subtenant, the parties hereto agree that the reference to the rate of the Allowance of Fifteen Dollars ($15.00) per square foot of rentable area in the Workletter is modified to the rate established by the preceding sentence of this Section.

22.          Right of First Refusal. Subject to Master Landlord’s consent required under the Master Lease, during the Sublease Term, provided there is (i) no Subtenant Default under this Sublease more than one (1) time during the immediately preceding 12 calendar months, and (ii) no Subtenant Default under this Sublease at the time of exercising the right of first refusal below, Subtenant shall have an ongoing or continuing right of first refusal to sublease any remaining portion of the Master Premises that Sublandlord decides to sublet (the “First Refusal Space”), subject to the following provisions:

If, at any time during the Sublease Term, Sublandlord receives a bona fide offer or proposal from a third party (which offer or proposal is acceptable to Sublandlord) to sublease any First Refusal Space or a third party indicates to Sublandlord its acceptance or approval of a bona fide offer or proposal from Sublandlord to sublet any available First Refusal Space, Sublandlord shall give Subtenant written notice of the basic business terms and conditions upon which such third party is willing to sublease such available First Refusal Space (“First Refusal Notice”) and such First Refusal Notice shall describe or identify the applicable First Refusal Space and set forth the proposed term of sublease and the proposed rent payable for the First Refusal Space (which proposed base rent for the First Refusal Space shall be the same per square foot base rent as is payable by Subtenant under this Sublease with respect to the Subleased Premises). Subtenant shall have a right of first refusal to lease such available First Refusal Space which is the subject of the First Refusal Notice on the same terms and conditions as set forth in the First Refusal Notice (except that the proposed base rent for the First Refusal Space shall be the same per square foot base rent as is payable by Subtenant under this Sublease with respect to the Subleased Premises) and otherwise on the terms and conditions set forth in this Sublease to the extent not inconsistent with the terms of the First Refusal Notice. Subtenant shall have ten (10) days upon receipt of the First Refusal Notice to give Sublandlord written notice of whether or not Subtenant desires to sublease such applicable First Refusal Space on the terms and conditions set forth in the First Refusal Notice. Subtenant’s failure to give such written notice within the ten (10) day period shall be deemed Subtenant’s waiver of this right of first refusal with respect to the First Refusal Space described or identified in the First Refusal Notice, and Sublandlord shall thereafter have the right to lease the First Refusal Space described in the First Refusal Notice, free and clear of any rights of Subtenant hereunder to anyone for a base rental rate per square foot which is not less than ninety percent (90%) of the base rental rate per square foot set forth in the First Refusal Notice delivered to Subtenant without first re-offering such applicable First Refusal Space to Subtenant. If, after Subtenant fails to timely exercise its right of first refusal hereunder with respect to any available First Refusal Space described in a First Refusal Notice, Sublandlord desires to lease such applicable First Refusal Space at a base rental rate per square foot that is less than ninety percent (90%) of the base rental rate per square foot set forth in the First Refusal Notice delivered to Subtenant, then such applicable First Refusal Space shall again be offered to Subtenant by a new First Refusal Notice hereunder at such lower base rental rate per square foot and/or such other terms and conditions. Moreover, if Sublandlord is unable to enter into a lease or sublease of the applicable First Refusal Space with another tenant at a base rental rate which is not less than ninety percent (90%) of the base rental rate per square foot set forth in the First Refusal Notice delivered to Subtenant within twelve (12) months following Sublandlord’s final communication with Subtenant concerning Subtenant’s subleasing of the First Refusal Space pursuant to Sublandlord’s First Refusal Notice, then the applicable First Refusal Space shall again be offered to Subtenant by a new First Refusal Notice to be given by Sublandlord to Subtenant. If, within the aforesaid ten (10) day period, Subtenant gives Sublandlord written notice of Subtenant’s desire to sublease such applicable First Refusal Space on the terms and conditions set forth in the First Refusal Notice given by Sublandlord to Subtenant, then Sublandlord shall prepare and deliver to Subtenant for execution by Sublandlord and Subtenant an amendment to this Sublease that incorporates the First Refusal Terms accepted by Subtenant and such other terms and conditions as the parties hereto may agree upon.

Anything in this Section 22 to the contrary notwithstanding, Subtenant’s exercise of any right of first refusal above with respect to any First Refusal Space shall be void and of no force or effect if Subtenant is in default under this Sublease (beyond any applicable cure period) at the time Subtenant’s subletting of the applicable First Refusal Space (that is the subject of Subtenant’s exercise of such right of first refusal referred to in this paragraph) commences.

23.          Notice. Notices for Subtenant shall be sent to Subtenant at 301 Penobscot Drive, Redwood City, CA 94063, Attn: Senior Director Workplace Services and separately to the Attn: Office of the General Counsel. Copies of all notices sent to Subtenant pursuant to the terms of the immediately preceding sentence also shall be sent concurrently therewith to Genomic Health, Inc., 301 Penobscot Drive, Redwood City, CA 94063, Attn: Chief Financial Officer. All notices sent to Subtenant by hand-delivery also should be sent to Genomic Health, Inc. 101 Galveston Drive, Redwood City, California. Notices for Sublandlord shall be sent to Sublandlord as follows: ACELRX PHARMACEUTICALS, INC., 351 Galveston Drive, Redwood City, California 94063 ATTN: Chief Legal Officer (each, a “Notice Address”). All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth above. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Subtenant has vacated the Subleased Premises or other Notice Address without providing a new Notice Address, three (3) business days after notice is deposited in the U.S. mail or one day after being deposited with a courier service in the manner described above. Any party may, at any time, change its Notice Address (other than to a post office box address) by giving the other parties written notice of the new address.

24.          Force Majeure. The term “Force Majeure Delay” as used in the Sublease shall mean any delay by either party in fulfilling its obligations hereunder which is attributable to any: (i) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; or (ii) actual delay or failure to perform attributable to lightening, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of Subtenant to pay Rent and other charges pursuant to this Sublease).

25.          Governing Law. This Sublease shall be interpreted and enforced in accordance with the Laws of the state in which the Subleased Premises is located.

26.          Brokers. Each of Subtenant and Sublandlord represents and warrants that it has not dealt with any broker in connection with this Sublease, other than Kidder Matthews on behalf of Subtenant and Jones Lang LaSalle on behalf of Sublandlord, and each party hereto agrees to indemnify and hold the other party harmless from any commissions due to any broker with whom such party has dealt, other than the brokers named in this paragraph, whose commission shall be paid by Sublandlord pursuant to a separate agreement.

27.          Entire Agreement. This Sublease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Subleased Premises. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

28.          Authority. Each party represents to the other that the execution, delivery, and performance by it of its respective obligations under this Sublease have been duly authorized and will not violate any provision of Law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which it is a party or by which it is bound.

29.          Counterparts. This Sublease may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement. The parties contemplate that they may be executing counterparts of the Sublease transmitted by facsimile or email in PDF format and agree and intend that a signature by such means shall bind the party so signing with the same effect as though the signature were an original signature.

30.          Signage. Conditioned upon the approval of Master Landlord, and Sublandlord’s approval, in its reasonable discretion, of Subtenant’s proposed signage specifications, Sublandlord shall permit Subtenant to install, at Subtenant’s expense, signage for Subtenant on the Project Monument and at the entrance to the Subleased Premises.

31.          Right of Entry. If Sublandlord desires to enter the Subleased Premises for any purpose as permitted by this Sublease or any of the provisions of the Master Lease incorporated herein by reference, except in the event of emergency, Sublandlord shall comply with the reasonable security requirements imposed by Subtenant with respect to such right of entry.

32.          Damage and Destruction. The provisions of Section 14.02 of the Original Lease as it pertains to Tenant’s right to terminate the Lease shall be deemed incorporated into this Sublease by reference. The provisions of Section 14.03 of the Original Lease shall be deemed incorporated into this Sublease by reference. Subtenant shall have the right to terminate this Sublease only to the extent Tenant has the right to terminate the Master Lease, and Subtenant shall have no right to abatement of Rent under this Sublease unless Sublandlord is entitled to abatement of rent under the Master Lease with respect to the Subleased Premises.

33.          Eminent Domain. The provisions of Article Fifteen of the Original Lease as they pertain to the apportionment or adjustment of Monthly Base Rent and Rent Adjustments as well as the provisions of Section 15.03 of the Original Lease are incorporated into this Sublease by reference. Subtenant shall have the right to terminate this Sublease only to the extent Tenant has the right to terminate the Master Lease, and Subtenant shall have no right to abatement of Rent under this Sublease unless Sublandlord is entitled to abatement of rent under the Master Lease with respect to the Subleased Premises.

[Signature Page Follows]

In Witness Whereof, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

Sublandlord:		Subtenant:

ACELRX PHARMACEUTICALS, INC.,		GENOMIC HEALTH, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/Raffi Asadorian	By:	/s/G. Bradley Cole
Name:	Raffi Asadorian	Name:	G. Bradley Cole
Title:	CFO	Title:	CFO

EXHIBIT A

Subleased Premises

EXHIBIT B

Delivery Agreement

Re:

Sublease dated November 30, 2018 (“Sublease”), between ACELRX PHARMACEUTICALS, INC., a Delaware corporation (“Sublandlord”), and GENOMIC HEALTH, INC., a Delaware corporation (“Subtenant”), concerning 12,106 rentable square feet (the “Subleased Premises”) in the Building located at 301 Galveston Drive, Redwood City, CA (the “Building”)

Ladies and Gentlemen:

In accordance with the subject Sublease (to which reference is made for any undefined capitalized terms used herein), we wish to advise and/or confirm as follows:

The Start Date of the Sublease Term for the Subleased Premises is February 15, 2019 (the “Start Date”), and the Sublease Term for the Subleased Premises expires on January 31, 2024 (the “End Date”), unless sooner terminated according to the terms of the Sublease. Sublandlord delivered possession of the Subleased Premises to Subtenant on the Start Date, in the condition required under the Sublease and Subtenant accepted possession of the Subleased Premises on the Start Date.

That in accordance with the Sublease, monthly Base Rent in the amount of $46,608.00 and Subtenant’s percentage share of Operating Expenses for the Subleased Premises is 46.75% and shall commence to accrue on February 16, 2019.

Sublandlord:		Subtenant:

ACELRX PHARMACEUTICALS, INC.,		GENOMIC HEALTH, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/Raffi Asadorian	By:	/s/G. Bradley Cole
Name:	Raffi Asadorian	Name:	G. Bradley Cole
Title:	CFO	Title:	CFO

EXHIBIT C

FF&E

Item	Quantity
Tall chair	2
basket	1
bench	2
big core board	2
bike	1
Chair	104
coffee machine	1
coreboard	8
cubical desk	20
dartboard	1
Drawers with shelf	13
dresser	1
fan	2
File cabinet	20
foosball table	1
glass round table	5
high chair	4
high round tall table	1
industrial size frige	1
IT rack	1
L table	14
lifefitness	1
long table	2
microwave	1
pinpong table	1
projector	4
reception desk	1
round playroom seat	6
round table	2
Samsung TV	2
shelf	3
smartcut cutting board	1
sofa chair	4
table	1
tall file cabinet	1
tall table	2
toshiba TV	1
treadmill	1
TV	5
water machine	1
weight bench	1
whiteboard	20

EXHIBIT d

PERMITTED HAZARDOUS MATERIALS

Permitted Hazardous Material includes insignificant amounts of substances listed below so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, or such other specific quantity limit as specified below, (ii) such substances are used, stored and handled strictly in accordance with the manufacturers' instructions, industry standards and all applicable laws, (iii) such substances are not disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Building and the Project by Tenant no later than the Termination Date.

Tenant/Company Name:	Genomic Health	Address:	501 Galveston Drive, Redwood City, CA 94063
Contact Name:	David Quinn	Telephone:	650-569-2212 (o); 650-207-2812 (c)

PLEASE CHECK BELOW:

1. No: ☐    or Yes : ( if ‘No’, do not proceed further )

Do you use and/or store hazardous materials beyond typical household cleaning products?

2. No: ☐    or Yes :

Have you, or do you plan to submit a ‘Hazardous Materials Business Plan? (San Mateo OES Form 2370) to the San Mateo County Environmental Health Services Division?

3. Please fill out the following for your list of chemicals (See OES Form 2731 for definitions and number references):

Common Name *(207)	Chemical Name *(205)	Physical State (Sol/Liq/Gas) *(214)	Single Largest Container *(215)	Average Daily Amount *(217)	Max Storage Amount *(218)	Location(s) Stored: (Interior, Exterior- existing shed, Exterior-proposed shed, Other)
Acetic Acid	Acetic Acid	Liq	1 L	2 L	4 L	Interior
Americlear Clearing Solvent	(+/-)-Limonene	Liq	1 L	6 gal	10 gal	Interior
BIOstic Paraffin Removal Agent	Paraffin Removal Agent	Liq	1 gal	1 gal	2 gal	Interior
Decane	Decane	Liq	1 gal	5 gal	10 gal	Interior
Diesel Fuel	Diesel Fuel	Liq	300 gal	280 gal	300 gal	Exterior
Envirene	Isoalkene	Liq	1 gal	1 gal	2 gal	Interior
Isoamyl Alcohol	Isoamyl Alcohol	Liq	1 L	1 L	1 L	Interior
Mineral Spirits	Aliphatic & alicyclic hydrocarbons	Liq	4 L	30 L	40 L	Interior
Paraclear Xylene Substitute	Petroleum Naptha	Liq	4 L	4 L	4 L	Interior
Shandon Xylene Substitute	Stoddard Solvent	Liq	1 gal	15 gal	20 gal	Interior
Soltrol 100	Isoparaffin	Liq	4 L	20 L	40 L	Interior
Soltrol 250	Isoparaffin	Liq	4 L	20 L	40 L	Interior
1, 3-Diaminopropane	1, 3-Diaminopropane	Liq	1 L	1 L	2 L	Interior

Common Name *(207)	Chemical Name *(205)	Physical State (Sol/Liq/Gas) *(214)	Single Largest Container *(215)	Average Daily Amount *(217)	Max Storage Amount *(218)	Location(s) Stored: (Interior, Exterior- existing shed, Exterior-proposed shed, Other)
Ethylenediamine	Ethylenediamine	Liq	1 L	1 L	1 L	Interior
Diethyl pyrocarbonate	Diethyl pyrocarbonate	Liq	0.5 L	0.5 L	0.5 L	Interior
Dimethylsulfoxide	Dimethylsulfoxide	Liq	1 L	1 L	2 L	Interior
RNaseZap	RNaseZap	Liq	0.5 L	2 L	3.5 L	Interior
Slidebrite	Slidebrite	Liq	4 L	4 L	4 L	Interior
Soltrol 130	Isoparaffin	Liq	4 L	20 L	40 L	Interior
Triethylamine Acetate Buffer	Triethylammonium acetate	Liq	0.5 L	0.5 L	0.5 L	Interior
Accustain Xylene Substitute	Accustain Xylene Substitute	Liq	1 gal	1 gal	2 gal	Interior
Tridecane	Tridecane	Liq	4 L	4 L	4 L	Interior
Ammonium Hydroxide Solution	Ammonium Hydroxide	Liq	0.5 L	0.5 L	0.5 L	Interior
Bradford Reagent	Phosphoric Acid Solution	Liq	0.5 L	0.5 L	0.5 L	Interior
Formic Acid	Formic Acid	Liq	1 L	1 L	1 L	Interior
Hydrochloric Acid	Hydrochloric Acid	Liq	4 L	4 L	6 L	Interior
N,N’-Dimethyl ethylenediamine	N,N’-Dimethyl ethylenediamine	Liq	0.025 kg	0.025 kg	0.025 kg	Interior
Perchloric Acid Solution	Perchloric Acid Solution	Liq	0.5 L	1 L	1 L	Interior
Phosphoric Acid Solution	Phosphoric Acid Solution	Liq	1 L	2 gal	2 gal	Interior
RNaseZap Wipes	RNaseZap	Liq	0.25 kg	1 kg	1 kg	Interior
Sodium Hydroxide Solution	Sodium Hydroxide	Liq	1 L	1.5 gal	2 gal	Interior
Spermidine	4-Azaoctamethylenediamine	Liq	0.05 kg	0.2 kg	0.5 kg	Interior
Trifluoroacetic Acid	Trifluoroacetic Acid	Liq	1 L	1 L	1 L	Interior
Monoethanolamine	Monoethanolamine	Liq	1 L	2 L	4 L	Interior
Chloroform/ Phenol/ Adipoyl Chloride Solution	Chloroform, Phenol and Adipoyl Chloride	Liq	0.4 L	2 gal	3 gal	Interior
Phenol/ Chloroform Solution	Phenol and Chloroform	Liq	0.4 L	2 gal	3 gal	Interior
Phenol	Phenol	Liq	1 L	2 L	4 L	Interior
Sodium Hydroxide, Pellets	Sodium Hydroxide	Sol	1 kg	1 kg	2 kg	Interior
Tris(2-carboxyethyl) –phosphine Hydrochloride	Tris(2-carboxyethyl)–phosphine Hydrochloride	Sol	0.01 kg	0.01 kg	0.01 kg	Interior
Dry Ice	Carbon Dioxide	Sol	250 lb	200 lb	250 lb	Interior
Liquid Nitrogen	Nitrogen	Liq	400 L	720 L	720 L	Interior
Acetone	Acetone	Liq	1 L	4 L	4 L	Interior
Acetonitrile	Acetonitrile	Liq	2 L	12 L	16 L	Interior
Mounting Medium	Xylene or Butyl Methacrylate	Liq	1 L	2 gal	2 gal	Interior
(+/-) 2-Butanol	Butanol	Liq	0.5 L	1 L	2 L	Interior
2,2,4-Trimethyl pentane	2,2,4-Trimethyl pentane	Liq	1 L	2 L	4 L	Interior
Wash Buffer, RW1	Ethanol	Liq	1 L	1 L	1 L	Interior

Common Name *(207)	Chemical Name *(205)	Physical State (Sol/Liq/Gas) *(214)	Single Largest Container *(215)	Average Daily Amount *(217)	Max Storage Amount *(218)	Location(s) Stored: (Interior, Exterior- existing shed, Exterior-proposed shed, Other)
Clear Advantage Xylene Substitute	Napthenic Hydrocarbon Blend	Liq	4 L	4 L	4 L	Interior
Cytoseal XYL, Mounting Medium	Xylenes	Liq	0.1 L	3 L	5 L	Interior
Eosin Y	2′,4′,5′,7′-Tetrabromofluorescein	Liq	0.05 kg	0.05 kg	0.05 kg	Interior
Eosin Y, 1% Alcoholic Solution	Eosin Y	Liq	1 gal	3 gal	7 gal	Interior
Ethyl Alcohol, 70-100%, Blends	Ethyl Alcohol	Liq	0.25 gal	120 gal	240 gal	Interior
EZ-DeWax, Tissue Deparaffinization Solution, Ready-to-Use	Isoparaffinic hydrocarbons	Liq	1 L	1 L	1 L	Interior
Harris Hematoxylin	Ethylene Glycol	Liq	1 gal	5 gal	10 gal	Interior
Isopropyl Alcohol	Isopropyl Alcohol	Liq	1 gal	75 gal	150 gal	Interior
Methyl Alcohol	Methyl Alcohol	Liq	1 L	4 L	8 L	Interior
Soltrol 10 Isoparaffin	Isoparaffin	Liq	1 L	20 L	40 L	Interior
Triethylamine	Triethylamine	Liq	1 L	1 L	2.5 L	Interior
Xylenes	o- m- and p-Xylene	Liq	1 gal	45 gal	90 gal	Interior
Isoamyl Acetate	Isoamyl Acetate	Liq	500 mL	1 L	1 L	Interior
n-Butanol	n-Butanol	Liq	500 mL	1 L	2 L	Interior
Xylene Substitute, Neo-Clear	Isoalkanes	Liq	1 L	20 L	40 L	Interior
Chloroform	Chloroform	Liq	1 L	3 L	6 L	Interior
Chloroform/Isoamyl Alcohol	Chloroform/Isoamyl Alcohol	Liq	500 mL	1 L	1 L	Interior
Ethidium Bromide Solution	Ethidium Bromide	Liq	100 mL	0.1 L	0.1 L	Interior
Tetramethylammonium Chloride Solution	Tetramethylammonium Chloride Solution	Liq	500 mL	1 L	2.5 L	Interior
cis-Platinum (II) Diammine Dichloride	cis-Platinum (II) Diammine Dichloride	Sol	1 g	2 g	5 g	Interior
Sodium Azide	Sodium Azide	Sol	0.05 kg	0.1 kg	0.1 kg	Interior
Air, Compressed Gas	Air	Gas	300 ft3	1000 ft3	2000 ft3	Interior
Carbon Dioxide, Compressed Gas	Carbon Dioxide	Gas	300 ft3	1800 ft3	3700 ft3	Interior
Helium, Compressed Gas	Helium	Gas	300 ft3	600 ft3	900 ft3	Interior
Nitrogen, Compressed Gas	Nitrogen	Gas	300 ft3	600 ft3	1800 ft3	Interior
Hydrogen Peroxide, <30%	Hydrogen Peroxide	Liq	0.1 L	0.1 L	0.1 L	Interior
Bleach, Household	Sodium Hypochlorite	Liq	500 mL	10 L	20 L	Interior
Nitric Acid	Nitric Acid	Liq	1 L	2 L	4 L	Interior
Sodium Perchlorate	Sodium Perchlorate	Sol	500 g	1 kg	2.5 kg	Interior
1,4-Dithiothreitol	1,4-Dithiothreitol	Liq	0.025 L	0.05 L	0.1 L	Interior

Common Name *(207)	Chemical Name *(205)	Physical State (Sol/Liq/Gas) *(214)	Single Largest Container *(215)	Average Daily Amount *(217)	Max Storage Amount *(218)	Location(s) Stored: (Interior, Exterior- existing shed, Exterior-proposed shed, Other)
2-Mercaptoethanol	2-Mercaptoethanol	Liq	0.25 L	0.5 L	1 L	Interior
DAB Chromagen	Diaminobenzidine	Liq	0.25 L	0.5 L	1 L	Interior
Formaldehyde Solutions (<12% formaldehyde)	Formaldehyde	Liq	1 gal	12 gal	24 gal	Interior
Formamide	Formamide	Liq	500 g	1 kg	2 L	Interior
Glutaraldehyde Solutions	Glutaraldehyde Solutions	Liq	1 gal	5 gal	10 gal	Interior
N,N-Dimethylformamide	N,N-Dimethylformamide	Liq	0.25 kg	0.5 kg	1 kg	Interior
Zenker’s Fixative Solution	Mercuric Chloride	Liq	1 gal	1 gal	2 gal	Interior
5-Fluorouracil	5-Fluorouracil	Sol	5 g	10 g	25 g	Interior
Actinomycin D-Mannitol	Actinomycin D-Mannitol	Sol	0.25 g	0.5 g	1 g	Interior
Carboplatin	Carboplatin	Sol	0.25 g	0.5 g	1 g	Interior
Diethylenetriaminepentaacetic Acid	Diethylenetriaminepentaacetic Acid	Sol	2.5 g	5 g	0.01 kg	Interior
Finasteride	Finasteride	Sol	0.25 g	0.5 g	1 g	Interior
Hexadecyltrimethylammonium Bromide	Hexadecyltrimethylammonium Bromide	Sol	0.25 kg	0.5 kg	1 kg	Interior
Lithium Chloride	Lithium Chloride	Sol	0.25 kg	0.25 kg	0.5 kg	Interior
o-Phenylenediamine	o-Phenylenediamine	Sol	100 mL	100 mL	0.25 L	Interior
Oxaliplatin	Oxaliplatin	Sol	100 mg	100 mg	250 mg	Interior
Picoplatin	Picoplatin	Sol	100 mg	100 mg	250 mg	Interior
Potassium Dichromate	Potassium Dichromate	Sol	0.25 kg	0.5 kg	1 kg	Interior
Phenylmethanesulfonyl Fluoride	Phenylmethanesulfonyl Fluoride	Sol	1 g	10 g	10 g	Interior
Clear bath algicide	Alkyl dimethyl benzyl ammonium chloride	Liq	250 mL	1 L	2 L	Interior
Western Blot Stripping Buffer	Organo phosphine	Liq	1 L	2 L	3 L	Interior
1,1,1,3,3,3,-Hexafluoro-2-propanol	1,1,1,3,3,3,-Hexafluoro-2-propanol	Liq	100 mL	500 mL	1 L	Interior
DNA Zap	Hydrogen peroxide solution	Liq	250 mL	10 L	20 L	Interior
2'-Nitroacetanilide, 98%	2'-Nitroacetanilide	Sol	25 gm	25 gm	250 gm	Interior
Leica DAP Part 1	Diaminobenzidine tetrahydrochloride hydrate	Liq	10 mL	100 mL	1 L	Interior
Buffer AW1	Guanidinium chloride	Liq	25 mL	100 mL	1 L	Interior
Binding Buffer AM 11	Guanidinium chloride	Liq	10 mL	100 mL	1 L	Interior
Buffer RLT Lysis Buffer 1	Guanadine thiocyanate	Liq	50 mL	100 mL	1 L	Interior